EXHIBIT 10  (PP)

Chris Bagley

Proposed Employment Details:

Title:Executive Vice President

Salary:$350,000 per year

2014 Bonus: $350,000 to be paid before 12/31/14

2015 Short Term Incentive:Target = 50% of base salary

2015 Long Term Incentive:Target = 50% of base salary

Restricted Stock Grant:40,000 shares of BXS to fully vest on 2/1/15
35,000 shares of BXS to fully vest on 2/1/18

Supplemental Retirement:15% SERP Plan

Auto: Company provided auto